Exhibit 99.1

Media Contacts:

For Media:

Jerry Grasso

404-748-7208

grassoj@corp.earthlink.net

For Investors:

Mike Gallentine

404-748-7153

gallentineml@corp.earthlink.net

EARTHLINK ANNOUNCES CORPORATE RESTRUCTURING

First Step in Ongoing Efforts to Optimize Cost Structure and Boost Growth

Company also Authorizes Additional $200 Million to Repurchase Shares

ATLANTA, August 28, 2007— EarthLink, Inc. (NASDAQ: ELNK) today announced a corporate restructuring plan.  This plan will reduce operating costs across the company.   The restructuring will begin immediately and be completed by the end of the year.

“While we see this as an important first step in unlocking the underlying value that we believe is in our company, we are only eight weeks into the process of repositioning EarthLink for the future.  These changes get our cost structure in line, but there is much more to do,” said Rolla P. Huff, EarthLink President and CEO.  “We expect to announce additional steps as we continue our work over the coming weeks and months.”

 “We are extremely appreciative of our employees’ dedication and contributions, and we hope that the benefits and services we have put in place to provide assistance will help during this time of transition,” stated Huff.  “While we recognize this is a difficult time for those affected individuals, this was a needed action for the company to better align our cost structure with our existing business.”

Approximately 900 jobs will be eliminated and the company will close its Orlando, FL; Knoxville, TN; Harrisburg, PA and San Francisco, CA offices and substantially reduce its presence in Pasadena, CA, and Atlanta, GA.  EarthLink expects to record facility exit and restructuring costs of $60 - $70 million associated with the plan. These costs include $30 - $35 million for certain employee-related costs, $10 - $15 million for lease termination costs, $8 - $10 million for other costs to streamline operations and $8 - $10 million non-cash asset write-offs. EarthLink expects that these facility exit and restructuring costs will be recognized primarily in the third and fourth quarters of fiscal year 2007.

As a result of the corporate restructuring, EarthLink expects to generate $25 - $35 million in cost savings through the remainder of 2007.  Management believes that due to the expected savings generated, the company should receive a positive payback on the restructuring costs within six months.

Additionally, EarthLink is modifying its previously issued revenue, adjusted EBITDA and net loss guidance for the third quarter and full year 2007. For the third quarter of 2007, EarthLink now expects revenue of $290 - $300 million.  Excluding the one-time facility exit and restructuring charges, the company now expects adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $30 - $35 million and a net loss of $(33) - $(43) million.  For the full year 2007, Earthlink now expects to end the year with approximately 3.9 million subscribers, with revenue of $1.190 - $1.210 billion.  Excluding the one-time facility exit and restructuring charges, the company expects full year 2007 adjusted EBITDA of $135 - $145 million and a net loss of $(79) - $(109) million.

Given current trends in the Internet access industry, management expects industry-wide gross subscriber additions to decelerate in 2008.  This will result in fewer gross subscriber additions for EarthLink as it will no longer add new subscribers that do not yield a positive lifetime value for our shareholders.  Additionally, as subscriber growth slows, the company expects to realize fewer migrations from narrowband to broadband.  This trend should result in longer tenured existing subscribers generating higher life-time cash values.  EarthLink expects that as it reduces its marketing efforts aimed at acquiring new customers who have high early life churn characteristics, our overall churn will come down over time as our longer tenured existing customers become the predominant part of our base. As a result of this change in strategy, EarthLink preliminarily estimates that it will generate cash flow from operations in the low to mid $200 million range in 2008.  Management expects to further refine this preliminary estimate when the company provides its customary yearly guidance with the release of full year 2007 results.

Share Repurchase

The company also announced that its Board of Directors has expanded its existing share repurchase program, authorizing the purchase of an additional $200 million of its outstanding shares of common stock.  As a result, with this new authorization, EarthLink now has $270 million available to purchase common stock.

“Because we believe our recent share price has not reflected the underlying value in our business, we began repurchasing our shares under our previously authorized buyback program. During the third quarter of 2007, we have purchased 3.9 million shares of our stock at an average price of $6.35 per share,” stated Kevin Dotts, EarthLink’s Chief Financial Officer.

EarthLink may conduct its purchases in the general market, in privately negotiated transactions, through derivative transactions and through purchases made in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The repurchase program does not require EarthLink to acquire any specific number of shares and may be terminated at any time.

Executive Addition

Finally, the company also announced that effective August 27, 2007, Joe Wetzel joined EarthLink as the new chief operating officer, reporting directly to Mr. Huff.

“I would like to welcome Joe Wetzel to our executive team.  He brings a wealth of operating experience to the team that will help EarthLink realize its true value potential,” said Huff.

Mr. Huff added, “EarthLink’s goal is to continue to deliver award-winning Internet tools and services to our 4 million customers, while re-positioning ourselves for long term profitable growth.   Continuing to strengthen our executive operating talent is critical to delivering on that goal.”

Non-GAAP Measures

Adjusted EBITDA is defined as earnings before interest income and other, net, income taxes, depreciation and amortization, stock-based compensation expense under

SFAS No. 123(R), net losses of equity affiliate, gain on investments in other companies, and facility exit and restructuring costs. Adjusted EBITDA and net loss before facility exit and restructuring costs are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the reconciliation of these non-GAAP financial performance measure to the most comparable measure reported in accordance with U.S. generally accepted accounting principles and Footnote 1 of the reconciliation for a discussion of the presentation, comparability and use of such financial performance measures.

Conference Call for Analysts and Investors

Investors in the U.S. and Canada interested in participating in the conference call on August 29, 2007 at 9:00 a.m. Eastern Daylight Time (EDT) may dial 1-800-706-0730 and reference the EarthLink restructuring call. Other international investors may dial 1-706-634-5173 and also reference the EarthLink restructuring call. EarthLink recommends dialing into the call approximately 10 minutes prior to the scheduled start time.  Investors also will have the opportunity to listen to a live Webcast of the conference call via the Internet at the following site:  http://ir.earthlink.net.

A taped replay will be available beginning at 12:00 p.m. EDT on August 29, 2007 through midnight on September 5, 2007 by dialing 1-800-642-1687. International callers should dial 1-706-645-9291. The replay confirmation code is 14501483.

The Webcast of this call will be archived on EarthLink’s site at: http://ir.earthlink.net/events.cfm.

About EarthLink

“EarthLink. We revolve around you™.” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services.  EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink connects people to the power and possibilities of the Internet. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

# # #

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we might not realize the benefits we are seeking from the corporate restructuring plan announced on August 28, 2007 and that our corporate restructuring plan might have a negative effect on our efforts to maintain our subscribers and our relationship with our business partners; (2) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and IP-based voice communications services, including new products and services offered in connection with our voice and municipal broadband network growth initiatives, which we do not expect to be profitable in their early stages; (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors (churn), or may cause us to reduce prices for our services which could adversely impact average revenue per user; (5) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) that the continued decline of our narrowband revenues could adversely affect our profitability and adversely impact our ability to invest in growth initiatives; (7) that we may not be able to successfully manage the costs associated with delivering our wireline broadband services, which could adversely affect our ability to grow or sustain revenues and our profitability; (8) that companies may not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable; (9) that our commercial and alliance arrangements may be terminated or may not be as beneficial as anticipated, which could adversely affect our ability to increase our subscriber base; (10) that our business may suffer if our third-parties for technical and customer support and certain billing services are unable to provide these services, cannot expand to meet our needs or terminate their relationships with us; (11) that service interruptions or impediments could harm our business; (12) that government regulations could force us to change our business practices; (13) that changes in, or interpretations of, laws regarding consumer protection could subject us to liability or cause us to change our practices; (14) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (15) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (16) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (17) that our business depends on the continued development of effective business support systems, processes and personnel; (18) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (19) that we may not obtain a sufficient number of customers to generate the returns anticipated on our investments to construct and deploy municipal wireless broadband networks; (20) that municipal wireless networks may not perform as expected or may result in unanticipated costs, which could increase our churn and our cost of providing services; (21) that we may experience difficulties in constructing, upgrading and maintaining our municipal wireless networks, which could adversely affect customer satisfaction, increase subscriber churn and reduce our revenues; (22) that the market for VoIP services may not develop as anticipated, which would adversely affect our ability to execute our voice strategy; (23) that certain aspects of our VoIP service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth; (24) that our E911 emergency services are different from those offered by traditional wireline telephone companies and may expose us to significant liability; (25) that our ability to provide our VoIP service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth; (26) that we may not realize the benefits we are seeking from our investments in the HELIO joint venture or other investment activities as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for those companies or otherwise; (27) that our stock price has been volatile historically and may continue to be volatile; (28) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry or to implement our strategic initiatives; (29) that we may be unable to repurchase our convertible senior notes for cash when required by the holders, including following a fundamental change, or to pay the cash portion of the conversion value upon conversion of any notes by the holders; (30) that the convertible note hedge and warrant transactions may affect the value of our common stock; and (31) that some provisions of Delaware law, our second restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer to takeover attempt that a stockholder might consider in its best interest. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended.

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measures (1)

(in millions)

	Quarter	Year
	Ending	Ending
	September 30,	December 31,
	2007	2007
Net loss	($80) - ($95)	($139) - ($174)
Facility exit and restructuring costs	47 - 52	60 - 65
Net loss before facility exit and restructuring costs (1)	($33) - ($43)	($79) - ($109)
Depreciation	10	40
Amortization of intangible assets	4	14
Stock-based compensation expense	6	19
Net losses of equity affiliate	45 - 50	160 - 180
Interest income and other, net	3	(9)
Adjusted EBITDA (1)	$30 - $35	$135 - $145

Footnote

1    Adjusted EBITDA is defined as earnings before interest income and other, net, income taxes, depreciation and amortization, stock-based compensation under SFAS No. 123(R), net losses of equity affiliate, gain on investments in other companies, and facility exit and restructuring costs. Adjusted EBITDA and net loss before facility exit and restructuring costs are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. EarthLink also uses these financial performance measure to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs.  Since the elements of these financial performance measures are determined using the accrual basis of accounting and exclude the effects of certain capital, financing, acquisition-related, and facility exit and restructuring costs, investors should use these to analyze and compare companies on the basis of current period operating performance.